SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                          Date of Report: July 16, 2001

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

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            Delaware                 0-22055                    11-3223672
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(State or Other Jurisdiction of  (Commission File              (IRS Employer
         Incorporation)              Number)                 Identification No.)
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                       2 HaNagar Street, Kfar Saba Israel
                    (Address of Principal Executive Offices)

                               011-972-9-766-2393
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      TTR Technologies, Inc. (hereinafter, the "Company") and Macrovision Corporation ("Macrovision") have entered into an amendment (the "Amendment") to their alliance agreement dated as of November 24, 1999 (the "Alliance Agreement"), pursuant to which the Company's share of the net revenues collected by or on behalf of Macrovision from products or components containing SafeAudio(TM) , the audio CD copy protection technology jointly developed by the Company and Macrovision, will be increased to 30% of such revenues. Under the terms of the Alliance Agreement, the royalties from SafeAudio(TM) net revenues payable to the Company from the proceeds of products or components containing SafeAudio(TM) was decreased, as of April 1, 2001, from 30% to 25%. The Amendment effectively reverts to the original 30% net revenue allotment. As of the date of this report, no revenues have been generated by SafeAudio(TM) nor can any assurance be provided that the technology will be used by music labels and publishers.

      Under the terms of the Amendment, the Company agreed to provide continuing technical support through January 2002 and to furnish other resources (including financial) toward product commercialization. The Amendment also clarifies the rights of the parties pertaining to certain auxiliary technology that may be developed solely by Macrovision or by a third party (other than the Company) and which may be marketed along with SafeAudio(TM).

      To facilitate the deployment of the CD copy protection technology and to allow music labels and publishers to replicate and distribute protected CDs, SafeAudio has been recently adopted and integrated by certain key mastering and test equipment manufacturers into their manufacturing processes.

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2001                 TTR TECHNOLOGIES, INC.


                                    By: /s/ Marc D. Tokayer

                                    Marc D. Tokayer
                                    Chief Executive Officer
                                    & Chairman of the Board